UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2009 Series A 8.375% Enhanced Junior Subordinated Notes	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-157013

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby is the 2009 Series A 8.375% Enhanced Junior Subordinated Notes (“Junior Subordinated Notes”) of Dominion Resources, Inc., a Virginia corporation (“Dominion”). The Junior Subordinated Notes will be issued under Dominion’s Junior Subordinated Indenture II dated as of June 1, 2006 between Dominion and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Trustee (the “Trustee”), as supplemented and amended by a Third Supplemental and Amending Indenture dated as of June 1, 2009 between Dominion, the Trustee and Deutsche Bank Trust Company Americas (the “Series Trustee”). A description of the Junior Subordinated Notes to be registered hereunder is set forth under the captions “Description of Debt Securities” and “Additional Terms of the Junior Subordinated Notes” contained in the Prospectus dated January 29, 2009, to Dominion’s registration statement on Form S-3 (File No. 333-157013) filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2009 and under the caption “Specific Terms of the Junior Subordinated Notes” included in the prospectus supplement for the Junior Subordinated Notes, dated June 10, 2009, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on June 11, 2009, which description is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

1.	Form S-3 (File No. 333-157013) filed with the Commission on January 29, 2009.

2.	Form of Junior Subordinated Indenture II, dated as of June 1, 2006 between Dominion and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Trustee (incorporated herein by reference to Exhibit 4.1 to Form S-3 (File No. 333-135112) filed with the Commission on June 19, 2006).

3.	Form of Third Supplemental and Amending Indenture dated as of June 1, 2009 between Dominion, the Trustee and the Series Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 15, 2009, File No. 1-8489).

4.	Form of Junior Subordinated Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 15, 2009, File No. 1-8489).

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dominion Resources, Inc.

By:	/s/ James P. Carney
James P. Carney Vice President and Assistant Treasurer

Dated: June 15, 2009